Table
of
Contents
Coronado Global Resources
Inc.
Form
10-Q June
30, 2026
1
EXHIBIT 32.1
CERTIFICATIONS
PURSUANT
TO
18 U.S.C.
SECTION
1350,
AS ADOPTED
PURSUANT
TO
SECTION
906 OF THE
SARBANES-OXLEY
ACT OF 2002
In connection
with the
Quarterly
Report
of
Coronado Global
Resources
Inc.
(the “Company”)
on Form
10-Q
for
the quarterly
period ended
June
30, 2026,
as
filed
with the
Securities
and
Exchange
Commission
on
the date
hereof
(the
“Report”),
each
of
the
undersigned
officers
of
the
company
certifies,
pursuant
to
18
U.S.C.
Section 1350,
as
adopted
pursuant
to
Section
906
of
the
Sarbanes-Oxley
Act
of
2002,
that,
to
such
officer’s
knowledge:
1.
The Report
fully complies
with the
requirements
of
Section
13(a) or 15(d)
of
the Securities
Exchange
Act
of
1934; and
2.
The information
contained
in the
Report
fairly presents,
in all
material respects,
the financial
condition
and results
of
operations
of
the Company as of the
dates and for
the periods
expressed
in the Report.
/s/
Barend J.
van der Merwe
Barend
J. van
der Merwe
Chief Executive
Officer
and Managing
Director
/s/
Sandeep
Deoji
Sandeep
Deoji
Interim Chief
Financial
Officer
Date:
August
10, 2026.
The foregoing
certification
is being furnished
solely pursuant
to 18
U.S.C. Section
1350 and
is not being
filed
as
part of
the Report
or as
a separate disclosure
document.
A signed
original
of
this written
statement
required
by Section
906
has
been
provided
to the Company
and
will
be retained
by
the Company
and furnished
to
the Securities
and Exchange
Commission
or its
staff
on request.